Exhibit 99.1

Cerner Reports First Quarter 2016 Results

KANSAS CITY, Mo. - May 5, 2016 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2016 first quarter that ended April 2, 2016.

Bookings in the first quarter of 2016 were $1.17 billion, which is basically flat to the first quarter of 2015 in total, but reflects strong growth of 18% when long-term bookings, which were at an all-time high in the year-ago period, are excluded.

First quarter revenue was $1.14 billion, an increase of 14% compared to $996 million in the first quarter of 2015. First quarter revenue is approximately $10 million below the Company’s guidance range, largely due to a decline in low-margin technology resale revenue, which partially offset good growth in software, subscriptions and services.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2016 net earnings were $150.4 million and diluted earnings per share were $0.43. First quarter 2015 GAAP net earnings were $110.9 million and diluted earnings per share were $0.32.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for first quarter 2016 were $182.4 million, compared to $157.1 million of adjusted net earnings in the first quarter of 2015. Adjusted diluted earnings per share were $0.53 in the first quarter of 2016, an increase of 18 percent compared to $0.45 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for first quarter 2016 adjusted diluted earnings per share was $0.53.

Adjusted net earnings and adjusted diluted earnings per share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Following is a description of adjustments made to net earnings and the resulting adjustment to diluted earnings per share. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

First quarter 2016 adjusted net earnings exclude share-based compensation expense, which had a net impact on GAAP earnings of $13.4 million, or $0.04 per diluted share. Adjusted net earnings also reflect adjustments related to Cerner’s acquisition of the Health Services business, including: Health Services acquisition-related amortization, which reduced GAAP net earnings and diluted earnings per share by $12.8 million and $0.04, respectively; other acquisition-related adjustments, which reduced GAAP net earnings and diluted earnings per share by $2.0 million and $0.01, respectively; and an acquisition-related deferred revenue adjustment, which is not included in GAAP net earnings, but increases adjusted net earnings and diluted earnings per share by $3.8 million and $0.01, respectively.

Other 2016 First Quarter Highlights:

▪	First quarter operating cash flow of $327.1 million.

▪
First quarter free cash flow of $152.4 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	First quarter days sales outstanding of 76 days, down from 79 days in the year-ago period.

▪	Total backlog of $14.6 billion, up 12% over the year-ago quarter.

“Our first quarter results reflect a good start to the year,” said Zane Burke, Cerner president. “We continue to have great success at gaining new clients, which is a reflection of a robust replacement market and our competitiveness. We also had success at selling solutions beyond the electronic health record (EHR), with record levels of revenue cycle sales and continued success at selling our cloud-based HealtheIntent™ population health solutions both inside and outside our EHR installed base.”

Future Period Guidance

Cerner currently expects:

▪	Second quarter 2016 revenue between $1.175 billion and $1.25 billion.

▪	Full year 2016 revenue between $4.9 billion and $5.1 billion, consistent with last quarter’s full year guidance.

▪	Second quarter 2016 adjusted diluted earnings per share before share based compensation expense and acquisition related adjustments between $0.56 and $0.58.

▪
Full year 2016 adjusted diluted earnings per share before share based compensation expense and acquisition related adjustments between $2.30 and $2.40, consistent with last quarter’s full year guidance.

▪	Second quarter 2016 new business bookings between $1.35 billion and $1.48 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the second quarter of 2016 and remains between $0.16 and $0.17 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on May 5. On the call, Cerner will discuss its first quarter 2016 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, May 5 through 11:59 p.m. CT, May 8. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 88804997.

An audio webcast will be available live and archived on Cerner’s website www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information and systems at more than 20,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. For more information about Cerner, visit cerner.com, read our blog at cerner.com/blog, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “guidance”, “position”, “believe”, “estimate”, “projected”, “plan”, “opportunity” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; continuing to incur significant expenses relating to the integration of the Cerner Health Services (formerly Siemens Health Services) business into Cerner; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to respond to market changes and changing technologies; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended April 2, 2016 and April 4, 2015
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2016 (1)	2015 (1)

Revenues
System sales	$279,354	$259,569
Support, maintenance and services	839,638	718,370
Reimbursed travel	19,143	18,150
Total revenues	1,138,135	996,089

Margin
System sales	190,129	168,070
Support, maintenance and services	772,413	659,359
Total margin	962,542	827,429

Operating expenses
Sales and client service	501,827	420,182
Software development	133,532	127,271
General and administrative	90,134	94,811
Amortization of acquisition-related intangibles	21,601	18,253
Total operating expenses	747,094	660,517

Operating earnings	215,448	166,912

Other income, net	1,681	208

Earnings before income taxes	217,129	167,120
Income taxes	(66,769)	(56,186)
Net earnings	$150,360	$110,934

Basic earnings per share	$0.44	$0.32

Basic weighted average shares outstanding	339,518	343,216

Diluted earnings per share	$0.43	$0.32

Diluted weighted average shares outstanding	345,900	351,659

Note 1: Operating expenses for the three months ended April 2, 2016 and April 4, 2015 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended
	2016	2015

Sales and client service	$9,219	$8,540
Software development	3,687	2,954
General and administrative	6,460	4,963
Total share-based compensation	19,366	16,457
Amount of related income tax benefit	(5,955)	(5,533)
Net impact on net earnings	$13,411	$10,924

Decrease to diluted earnings per share	$0.04	$0.03

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three months ended April 2, 2016 and April 4, 2015
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended
	2016	2015

Net Earnings
Net earnings (GAAP)	$150,360	$110,934
Share-based compensation expense, net of tax	13,411	10,924
Health Services acquisition-related amortization, net of tax[2]	12,813	10,035
Acquisition-related deferred revenue adjustment, net of tax[3]	3,818	8,298
Other acquisition-related adjustments, net of tax[4]	1,998	16,879
Adjusted net earnings (non-GAAP)[5]	$182,400	$157,070

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended
	2016	2015

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.43	$0.32
Share-based compensation expense, net of tax	0.04	0.03
Health Services acquisition-related amortization, net of tax[2]	0.04	0.03
Acquisition-related deferred revenue adjustment, net of tax[3]	0.01	0.02
Other acquisition-related adjustments, net of tax[4]	0.01	0.05
Adjusted diluted earnings per share (non-GAAP)[5]	$0.53	$0.45

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended
	2016	2015

Cash flows from operating activities (GAAP)	$327,083	$214,247
Capital purchases	(99,351)	(82,264)
Capitalized software development costs	(75,340)	(63,067)
Free cash flow (non-GAAP)[6]	$152,392	$68,916

Note 1: The presentation of adjusted diluted earnings per share, adjusted net earnings and free cash flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted diluted earnings per share, adjusted net earnings and free cash flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that adjusted diluted earnings per share, adjusted net earnings and free cash flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP adjusted net earnings and adjusted diluted earnings per share as described in this press release. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

Note 2: The Health Services acquisition-related amortization is presented net of income tax benefits of $5.7 million and $5.1 million, respectively, for the three months ended April 2, 2016 and April 4, 2015.

Note 3: The Health Services acquisition-related deferred revenue adjustment is presented net of income tax benefits of $1.7 million and $4.2 million, respectively, for the three months ended April 2, 2016 and April 4, 2015.

Note 4: Other acquisition-related adjustments (includes acquisition and employee separation costs) are presented net of income tax benefits of $0.9 million and $8.5 million, respectively, for the three months ended April 2, 2016 and April 4, 2015.

Note 5: Cerner provides earnings with and without share-based compensation expense and acquisition-related adjustments because earnings excluding these items are used by management along with GAAP results to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 6: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business. Free cash flow is used by management along with GAAP results to analyze our earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of April 2, 2016 (unaudited) and January 2, 2016

(In thousands)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$295,589	$402,122
Short-term investments	207,860	111,059
Receivables, net	941,792	1,034,084
Inventory	22,579	15,788
Prepaid expenses and other	260,818	264,780
Total current assets	1,728,638	1,827,833

Property and equipment, net	1,366,479	1,309,214
Software development costs, net	605,931	562,559
Goodwill	849,490	799,182
Intangible assets, net	640,235	688,058
Long-term investments	203,268	173,073
Other assets	200,451	202,065
Total assets	$5,594,492	$5,561,984

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$209,388	$215,510
Current installments of long-term debt and capital lease obligations	41,762	41,797
Deferred revenue	279,906	278,443
Accrued payroll and tax withholdings	191,105	184,225
Other accrued expenses	53,771	57,891
Total current liabilities	775,932	777,866

Long-term debt and capital lease obligations	553,680	563,353
Deferred income taxes and other liabilities	336,491	324,516
Deferred revenue	12,062	25,865
Total liabilities	1,678,165	1,691,600

Shareholders’ Equity:
Common stock	3,511	3,503
Additional paid-in capital	1,112,743	1,075,782
Retained earnings	3,608,203	3,457,843
Treasury stock	(740,446)	(590,390)
Accumulated other comprehensive loss, net	(67,684)	(76,354)
Total shareholders’ equity	3,916,327	3,870,384
Total liabilities and shareholders’ equity	$5,594,492	$5,561,984